EXHIBIT 99.2

                           ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             CARSUNLIMITED.COM, INC.

                                       AND

                               ANTHONY GENOVA, JR.

                                   DATED AS OF

                                 June 17, 2002

                                     ------
                            ASSET PURCHASE AGREEMENT


          THIS  ASSET  PURCHASE AGREEMENT (this "Agreement") is made and entered
                                                 ---------
into as of June 17, 2002, by and between Anthony Genova, Jr., individually, ("Purchaser") and Carsunlimited.com, Inc., a Nevada corporation ("Seller").
                                                                       ------
Seller and Purchaser are referred to individually as a "Party", and collectively as the "Parties".

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Seller was formerly engaged in the business of providing detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information (the "Business"); and

     WHEREAS, Seller owns certain assets comprising the Acquired Assets (as hereinafter defined) which are related to the conduct of the Business; and

     WHEREAS, Seller wishes to transfer, and Purchaser wishes to acquire, the Acquired Assets, subject to the assumption by Purchaser of certain liabilities of Seller comprising the Assumed Liabilities (as hereinafter defined) and the release by the Purchaser of certain indebtedness owed by the Seller to the Purchaser.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereby agree as follows:


                                    ARTICLE 1

                        DEFINITIONS
                        -----------
          1.1     Definitions

1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Acquired  Assets"  shall  have the meaning set forth in Section 2.1.
           ----------------

          "Acquired  Receivables"  shall  have  the meaning set forth in Section
           ---------------------
2.1(a)(xii).

          "Affiliate"  of  any  particular  Person  shall  mean any other Person
           ---------
controlling,  controlled  by  or  under  common  control  with  such  Person.

          "Assignment  and  Assumption  Agreement" shall mean the Assignment and
           --------------------------------------
Assumption  Agreement,  substantially  in  the  form  of  Exhibit  A  hereto.

          "Assumed  Liabilities"  shall  have  the  meaning set forth in Section
           --------------------
2.2(a).

          "Balance  Sheet"  means the balance sheet of Seller as of December 31,
           --------------
2001, included in the Financial Statements Schedule and the Balance Sheet of the Seller as of March 31, 2002, also included in the Financial Statements Schedule.

          "Closing"  shall  have  the  meaning  set  forth  in  Section  2.3.
           -------

          "Closing  Date"  shall  have  the  meaning  set  forth in Section 2.3.
           -------------


     "control",  including any variations thereof, including without limitation,
      -------
such as "controls", "controlled" and "controlled by", shall mean, (i) with respect to any corporation, the direct or indirect ownership by any Person or one or more Subsidiaries of that Person, or any combination thereof, of a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or (ii) with respect to a partnership, limited liability company, association or other business entity (other than a corporation), the direct or indirect ownership by any Person or one or more Subsidiaries of that Person, or any combination thereof, of a majority of general partner, manager or other similar ownership interest thereof.

          "Excluded  Assets" shall have the meaning set forth in Section 2.1(b).
           ----------------

          "Excluded  Liabilities"  shall  have  the meaning set forth in Section
           ---------------------
2.2(b).

          "Government Licenses" means all permits, licenses, franchises, orders,
           -------------------
registrations, certificates, variances, approvals and other authorizations obtained from foreign, federal, state or local governments or governmental agencies or other similar rights, and all data and records pertaining thereto.

          "Liens"  shall  mean  any  mortgage,  pledge,  security  interest,
           -----
conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind, excluding liens for taxes not yet due and payable.

          "Person"  shall mean any individual, sole proprietorship, partnership,
           ------
joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

          "Proprietary  Rights"  means all of the following owned by, issued to,
           -------------------
or licensed to Seller, along with all associated income, royalties, damages and payments due from or payable by any third Party (including, without limitation, damages and payments for past, present, or future infringements or misappropriations thereof), all other associated rights (including, without limitation, the right to sue and recover for past, present, or future infringements or misappropriations thereof), and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names and all registrations and applications for registration thereof, together with all goodwill associated therewith; (ii) copyrights and works of authorship, and all registrations and applications for registration thereof;
(iii) patents, patent rights and all registrations and applications for registration thereof; (iv) computer software (including, without limitation, data, data bases, source codes and related documentation); (v) trade secrets, confidential information, and proprietary data and information (including, without limitation, compilations of data (whether or not copyrighted or copyrightable), ideas, formulae, compositions, blends, processes, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical data, financial and accounting data, business and marketing plans, and customer and supplier lists and related information); (vi) all other intellectual property rights including web addresses and domain names; and (vii) all copies and tangible embodiments of the foregoing, if any (in whatever form or medium), including, without limitation, in the case of each of the foregoing items (i) through (vi), the items set forth on the "Proprietary Rights Schedule"
                                                    ---------------------------
attached  hereto.

          "Representatives"  of  a  Party means the Party's Affiliates and their
           ---------------
directors, officers, employees, agents, partners, advisors (including without limitation, accountants, counsel, financial advisors and other authorized representatives) and parents and other controlling persons.

          "SEC"  means  the Securities and Exchange Commission and any successor
           ---
agency  thereto.

          "Stockholders"  shall  mean  the  holders of the outstanding shares of
           ------------
common  stock  of  Seller.

          "Subsidiary"  shall mean, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

          "Tax"  shall  mean  any federal, state, local or foreign income, gross
           ---
receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group or being included (or required to be included) in any Tax Return relating thereto.

          "Tax  Return"  shall  mean  any return, declaration, report, claim for
           -----------
refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any Party or the administration of any laws, regulations or administrative requirements relating to any Tax.

                                    ARTICLE 2

           PURCHASE AND SALE OF ASSETS
          ---------------------------

          2.1     Purchase  and  Sale  of Assets.
                  ------------------------------

          (a)     Acquired  Assets.  On  the terms and subject to the conditions
                  ----------------
contained in this Agreement, on the Closing Date, Purchaser shall acquire from Seller, and Seller shall convey, assign, transfer and deliver to Purchaser by appropriate instruments reasonably satisfactory to Purchaser and its counsel, on an "as is" basis and subject to the assumption of all Liens relating to the Acquired Assets and all other liabilities relating to the Acquired Assets and the Business, all assets, properties, rights, titles and interests of every kind and nature owned, licensed or leased by Seller to the extent related or used in the Business including all of the following (collectively, the "Acquired
                                                                        --------
Assets"),  but  excluding  all  Excluded  Assets:

          (i)     all  cash  items  listed  on  the  Acquired  Assets  Schedule;
                                                     --------------------------

          (ii) all machinery, equipment, tools, furniture, spare parts and supplies, computers and all related equipment, telephones and all other tangible personal property listed on the Acquired Assets Schedule;
                                     --------------------------

          (iii) all rights existing under all purchase orders to purchase or sell goods or products, including, without limitation, any such purchase order listed on the "Contracts Schedule" and under each other contract listed on the
                 ------------------
Contracts  Schedule  and specifically identified as a contract to be assigned to
 ------------------
Purchaser  (collectively,  the  "Assigned  Contracts") See Schedule 2.1(a)(iii);
                                 -------------------

          (iv) all distribution systems and networks including, without limitation, the right, from and after the Closing Date, to contact and do business with any distributor, broker or sales representative that distributes Seller's products ;

          (v) all lists and records pertaining to customer accounts (whether past or current), suppliers, distributors, personnel and agents and all other books, correspondence and business records;

          (vi) all Proprietary Rights, if any, including, without limitation, those listed on the Proprietary Rights ;
                    -------------------------

     (vii) all trade accounts receivable as of the Closing Date, such accounts receivable to be set forth on a schedule to be jointly prepared by Seller and Purchaser as of the Closing (the "Acquired Receivables");
                                        ---------------------


          (b)     Excluded Assets.  Notwithstanding the foregoing, the following
                  ---------------
assets are expressly excluded from the acquisition contemplated hereby (the "Excluded Assets"): (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, tax returns, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation and (ii) any of the rights of the Seller under this Agreement (or under any side agreement between any Seller on the one hand and the Purchaser on the other hand entered into on or after the date of this Agreement).

          2.2     Limited  Assumption  of Liabilities.
                 ------------------------------------

          (a)     Limited  Assumed Liabilities.  In addition to, and not in lieu
                  ----------------------------
of any other assumption of liabilities made by the Purchaser hereunder or under any other agreement, from and after the Closing, Purchaser shall assume and agree to pay, defend, discharge and perform as and when due all liabilities and obligations of Seller relating to the Business, whether arising at any time prior to the Closing or arising after the Closing, including, without limitation all liabilities and obligations of the Seller listed on the Balance Sheet.

          (b)     Excluded  Liabilities.  Notwithstanding  anything  to  the
                  ---------------------
contrary contained in this Agreement and regardless of whether such liability is disclosed herein or on any schedule or exhibit hereto, Purchaser will not assume or be liable for any liabilities or obligations of Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities").
                                   ---------------------

          2.3     Closing  Subject  to  the conditions contained
                  -------
in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will occur at the offices of the Seller,
                  -------
simultaneously with the closing as defined in the Stock Purchase Agreement dated May 22, 2002 between the Sellers and those Sellers and Buyers (as those terms are defined therein) or on such other date as the Parties hereto mutually agree (the "Closing Date"). The Closing shall be effective as of the opening of
       -------------
business  on  the  Closing  Date.

          2.4     Purchase  Price;  Release.
                  -------------------------

          (a) Subject to the terms and conditions contained in this Agreement, the consideration for the Acquired Assets shall be the forgiveness of $114,000 owed by the Seller to the Buyer for accrued salary and the assumption of the Assumed Liabilities contained herein. ("the Purchase Price").

          (b) The Purchaser hereby acknowledges that the Releasees (as defined below) are expressly relying on this release provision in consummating the transactions contemplated by this Agreement, and would not consummate such transactions but for this release provision. The release provided hereby is in addition to, and not in lieu of, any other release provided by the Purchaser to any Releasee.

          The Purchaser, on behalf of himself and each of his Affiliates (if any), hereby releases and forever discharges the Seller, Douglas Shih, CH Ventures, Inc., Loyalty United (US), Inc. and their respective Affiliates, officers, directors, employees and agents (collectively, the "Releasees") from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney's fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which the Purchaser or any of the Purchaser's respective Affiliates now have, have ever had or may hereafter have against the Releasees arising contemporaneously with or prior to the date of this Agreement or on account of or arising out of any matter, cause, event or omission occurring contemporaneously with or prior to the date of this Agreement, including, but not limited to, (i) the $114,000 owed to Purchaser by the Seller for accrued salary, and (ii) any rights to indemnification or reimbursement from the Seller, whether pursuant to the Company's articles of organization, resolution, contract or otherwise and whether or not relating to claims pending on, or asserted after, the date of this Release; provided, however, that nothing contained herein shall operate to release any obligations of the Seller to the Purchaser arising exclusively as a result of this Agreement or any other agreements entered into in connection with the transactions contemplated by this Agreement or the obligations of Douglas Shih, CH Ventures, Inc. or Loyalty United (US), Inc. arising exclusively as a result of that certain Stock Purchase Agreement, dated as of May 22, 2002, among the Purchaser, certain other stockholders of the Seller and Douglas Shih, CH Ventures, Inc. and Loyalty United (US), Inc. or any other agreements entered into in connection with the transactions contemplated by such Stock Purchase Agreement.

     The Purchaser hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

     Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Purchaser shall indemnify and hold harmless each Releasee from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, security interests, taxes, liens, losses, lost value, expenses and fees arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Purchaser or such Purchaser's Affiliates of any claim or other matter purported to be released pursuant to this provision and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Purchaser, or any of such Purchaser's Affiliates against any third party of any claims or other matters purported to be released pursuant to this provision.

                                    ARTICLE 3

             CONDITIONS TO CLOSING
             ---------------------

3.1 Conditions to Seller's Obligations. Except as otherwise expressly provided herein, the obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article 5 hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement or, in the case of any representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date;

          (b) Purchaser will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) all necessary filings with regulatory authorities will have been made and all waiting periods will have expired;

          (d) no action or proceeding before any court or government body will be pending or threatened which, in the reasonable judgment of Seller, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded;

          (e) the Stockholders of the Seller shall have approved this Agreement and the transactions contemplated hereby in accordance with Nevada Law.


          3.2     Conditions  to  Purchaser's  Obligation
                  ---------------------------------------
         Except as otherwise expressly provided in this Agreement, the obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article 5 hereof will be true and correct in all respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement or, in the case of any representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except where the failure of such representations and warranties to be true and correct could not reasonably be expected to have a Material Adverse Effect;

          (b) Seller will have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

          (c) all consents and approvals by governmental agencies and other third Parties that are set forth on the attached "Required Consents Schedule"
                                                     --------------------------
and releases of all Liens on the Acquired Assets will have been obtained on terms and conditions reasonably satisfactory to Purchaser;

          (d) all necessary filings with regulatory authorities will have been made and all waiting periods will have expired;

          (e) all Government Licenses that are required to own and operate the Acquired Assets and to carry on the Business as now conducted will have been transferred to or obtained by (or, if not required at Closing, applied for by) Purchaser on terms and conditions no less favorable to Purchaser than they are to Seller;

          (f) Seller shall have delivered to Purchaser, copies of all assignments and other instruments of transfer and conveyance as Purchaser may reasonably request, in form and substance reasonably acceptable to Purchaser, which are effective to vest in Purchaser all right, title and interest in and to all Proprietary Rights (including any Proprietary Rights licensed from a third Party);

          (g) no action or proceeding before any court or government body will be pending or threatened which, in the reasonable judgment of Purchaser, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded;

          (h) Seller shall have delivered to Purchaser copies of the resolutions duly adopted by Seller's board of directors and Stockholders authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

          (i) Seller shall have delivered to Purchaser copies of all necessary governmental and third Party consents, approvals, releases and filings required in order to effect the transactions contemplated by this Agreement and the other agreements contemplated hereby;

          (j) Seller shall have delivered to Purchaser the Assignment and Assumption Agreement, substantially in the form attached as Exhibit A, and such other instruments of transfer, assignment, conveyance and delivery, in form and substance reasonably satisfactory to counsel for Purchaser, as are required in order to transfer to Purchaser the Seller's title to the Acquired Assets on an "as is" basis subject to any Liens or other encumbrances on the Acquired Assets

          (k) such other documents or instruments as Purchaser reasonably requests to effect the transactions contemplated hereby;

          (l) All proceedings to be taken by Seller in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Purchaser will be reasonably satisfactory in form and substance to Purchaser and its counsel.

Any condition specified in this Section 3.2 may be waived by Purchaser; provided that no such waiver will be effective unless it is set forth in a writing executed by Purchaser.

                                    ARTICLE 4

      REPRESENTATIONS AND WARRANTIES OF SELLER
      ----------------------------------------


          As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser that:

          4.1     Organization  and  Power;  Capitalization;  Subsidiaries  and
                  -------------------------------------------------------------
Investments. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.

          4.2     Authorization  The  execution,  delivery
                  -------------
and performance by Seller of this Agreement, the other agreements contemplated hereby and each of the transactions contemplated hereby or thereby have been duly and validly authorized by Seller and no other corporate act or proceeding on the part of Seller, its board of directors or Stockholders is necessary to authorize the execution, delivery or performance by Seller of this Agreement or any other agreement contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby, except for the approval of the Stockholders of Seller of this Agreement and the transactions contemplated hereby as required by Nevada Law. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes, and the other agreements contemplated hereby to which Seller is a Party, upon execution and delivery by Seller (assuming due execution and delivery by any other party thereto), will each constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with their terms, except to the extent enforcement thereof may be limited by applicable bankruptcy or insolvency laws or general equitable principles.

          4.3     No  Breach     The  execution,  delivery  and
                  ----------
performance by Seller of this Agreement and the other agreements contemplated hereby and the consummation of each of the transactions contemplated hereby or thereby do not and will not violate, conflict with, result in any breach of, constitute a default under, result in the termination or acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, or require any notice under Seller's Certificate of Incorporation or By-laws.

          4.4     Closing  Date.  All  of  the representations and warranties of
                  -------------
Seller contained in this Article 4 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by Seller to Purchaser are true, correct and complete and contain no untrue statement of a material fact on the date of this Agreement and shall be true, correct and complete on the Closing Date, except with respect to any representations and warranties made as of a specified date earlier than the Closing Date, which shall be true, correct and complete as of such date.

                                    ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF PURCHASE
           -------------------------------------------

          As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller that:

          5.1     Organization  and  Power
                  ------------------------
Purchaser, is an individual, has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.

          5.2     Authorization  The  execution,  delivery
                  -------------
and performance by Purchaser of this Agreement and the other agreements contemplated hereby to which Purchaser is a Party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, if needed. This Agreement has been duly executed and delivered by and this Agreement constitutes, and the other agreements contemplated hereby to which Purchaser is a Party upon execution and delivery by Purchaser will each constitute, a valid and binding obligation of Purchaser, enforceable in accordance with their terms, except to the extent enforcement thereof may be limited by applicable bankruptcy or insolvency laws or general equitable principles.

                                    ARTICLE 6

          6.1     Purchaser  Indemnification.  (a) Purchaser agrees to indemnify
                  --------------------------
and defend Seller and the other Releasees and their respective Stockholders, officers, directors, employees and Representatives ("Seller Indemnitees") and
                                                        ------------------
hold them harmless against any Loss which any Seller Indemnitee may suffer, sustain or become subject to, as the result of (i) the breach by Purchaser of any representation, warranty, covenant or agreement made by Purchaser contained in this Agreement or in any writing delivered by Purchaser in connection with this Agreement, (ii) any Assumed Liability or (iii) any Liability released by the Purchaser pursuant to this Agreement. The indemnification provided by this
Section 6.1 is in addition to, and not in lieu of, any other indemnification provided by the Buyer to the Seller Indemnities pursuant to any other agreement or instrument.

     (b)  Matters  Involving  Third  Parties.
          ----------------------------------

          (i) If any third party shall notify a Seller Indemnitee with respect to any matter (a "Third Party Claim") which may give rise to a claim for
                      -------------------
indemnification against the Buyer under this 6, then the Seller Indemnitee shall promptly notify the Buyer thereof in writing; provided, however, that no
                                                      -----------------
delay on the part of the Seller Indemnitee in notifying the Buyer shall relieve the Buyer from any obligation hereunder unless (and then solely to the extent) the Buyer thereby is prejudiced.

          (ii) The Buyer will have the right to defend the Seller Indemnitee against the Third Party Claim with counsel of its choice reasonably satisfactory to the Seller Indemnitee so long as (A) the Buyer notifies the Seller Indemnitee in writing within 10 days after the Buyer has given notice of the Third Party Claim that the Buyer will indemnify the Seller Indemnitee from and against the entirety of any Loss the Seller Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Buyer provides the Seller Indemnitee with evidence reasonably acceptable to the Seller Indemnitee that the Buyer will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Seller Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Seller Indemnitee, and (E) the Buyer conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Buyer is conducting the defense of the Third Party Claim in accordance with 6(b)(ii) above, (A) the Seller Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Seller Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Buyer (not to be withheld unreasonably), and (C) the Buyer will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Seller Indemnitee (not to be withheld unreasonably).

          (iv) In the event any of the conditions in 6(b)(ii) above is or becomes unsatisfied, however, (A) the Seller Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Buyer need not consult with, or obtain any consent from, any Seller Indemnitee in connection therewith), (B) the Buyer will reimburse the Seller
Indemnitee promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Buyer will remain responsible for any Loss the Seller Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this 6.

                                    Article 7

          7.2     Transition Assistance
                  ---------------------
Seller and its Affiliates will not in any manner take any action which is designed, intended or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with Purchaser and its Affiliates after the date of this Agreement as were maintained with Seller and its Affiliates prior to the date of this Agreement.

          7.3     Non-Competition;  Non-Solicitation
                  ----------------------------------
 As condition precedent to Purchaser to enter into and perform its obligations under this Agreement, Seller agrees, on behalf of itself and its Affiliates, that:

          (a) For a period of two (2) years after the Closing Date (the "Non-Competition Period"), it shall not, without the prior written consent of
    --------------------
Purchaser, anywhere in the United States of America, directly or indirectly, either for itself or for any other Person, own, operate, manage, control, engage in, participate in, invest in, any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to engage in the Business or act as a consultant or advisor to or otherwise render services to any Person in connection with that Person engaging in the Business. Nothing herein shall prohibit Seller from (i) being a passive owner of not more than 5% of the outstanding stock of any class of securities of a publicly traded corporation engaged in such business, so long as it has no active participation in the business of such corporation, or (ii) performing any services for Purchaser or its Affiliates.

          (b) During the Non-Competition Period, it will not directly or indirectly offer employment to or hire (in any capacity) any former employee of Seller who is hired by Purchaser.

          (c) If, at the time of enforcement of this Section 7.10, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

          (d) Seller recognizes and affirms that in the event of breach by it of any of the provisions of this Section 7.10, money damages would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's obligations under this Section 7.10 not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section
7.10 (including, without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this Section 7.10 plus
(ii) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by Seller of any of the provisions of this
Section 7.10, the running of the Non-Competition Period (but not of Seller's obligations under this Section 7.10) shall be tolled with respect to Seller during the continuance of any actual breach or violation.


                                    ARTICLE 8

                                MISCELLANEOUS
                                -------------

          8.1     Amendment  and  Waiver
                  ----------------------
This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver will be binding on any Party hereto only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

          8.2     Notices    All  notices,  demands  and  other
                  -------
communications to be given or delivered to any Party hereto under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile or telecopy, to the addresses indicated below (unless another address is so specified in writing):

          Notices  to  Purchaser:
          ----------------------

          Anthony  Genova,  Jr.
          PO Box 446
          Sea  Cliff,  New  York 11579
          Facsimile  Number:


          Notices  to  Seller:
          -------------------

          Carsunlimited.com
          At  its  address  as  listed  on
          Its  most  recent  report  filed
          With  the  Securities  and  Exchange  Commission

          8.3     Severability   Whenever  possible,  each
                  ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          8.4     No  Strict  Construction
                  ------------------------
The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The use of the word "including" in this Agreement or in any of the agreements contemplated hereby shall be by way of example rather than by limitation.

          8.5     Captions    The captions used in this Agreement
                  --------
are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          8.6     No  Third  Party  Beneficiaries
                  -------------------------------
Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the Parties hereto and the Releasees, the Stockholders and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, such third Parties specifically including, without limitation, employees or creditors of Seller.

          8.7     Complete  Agreement This Agreement
                  -------------------
contains the complete agreement between the Parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          8.8.     Counterparts   This  Agreement  may  be
                   ------------
executed in one or more counterparts (any one or more of which may be by facsimile), all of which taken together shall constitute one and the same agreement.

          8.9.  Governing  Law   This Agreement shall be
                --------------
governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          8.10.  Consent to Jurisdiction  Each
                 -----------------------
of the Parties hereto (i) consents to submit itself to the co-exclusive personal jurisdiction of any federal court located in the State of New York or any New York state court in the event of any dispute arising out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.



          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.



                         CARSUNLIMITED.COM,  INC.

                      By: /s/ Anthony Genova
                          ________________________________
                          Name:
                          Title:


                         By: /s/ Anthony Genova
                         ______________________________
                         Name: Anthony  Genova,  Jr.

                                     ------
                                                                       EXHIBIT A
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------



     ASSIGNMENT  AND  ASSUMPTION AGREEMENT dated as of June          , 2002 (the
"Assignment Agreement") by and between Carsunlimited.com, Inc. a Nevada corporation ("Assignor" or "Seller"), and Anthony Genova, Jr., individually("Purchaser" or "Assignee").

                              W I T N E S S E T H:

     WHEREAS,  Seller  and  Purchaser are parties to an Asset Purchase Agreement
dated  of  as of June     , 2002 (as amended, supplemented or otherwise modified
from  time  to  time,  the  "Agreement");

     WHEREAS, pursuant to the Agreement, Purchaser agreed to assume certain liabilities and obligations of Seller as are described in the Agreement and/or its Schedules;

     WHEREAS, it is the Parties' intention to reflect the transfer of the Acquired Assets by the execution and delivery of this Assignment Agreement between Seller and Purchaser.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     1. Capitalized terms which are used in this Assignment Agreement but are not defined herein shall have the meanings ascribed to such terms in the Agreement.

     2. Seller hereby assigns, conveys, transfers, delivers and sets over to Purchaser, on an "as is" basis subject to all Liens, all of the right, title and interest that Seller possesses and has the right to transfer in, to and under the Acquired Assets.

     3. Purchaser hereby assumes all liabilities and obligations of Seller constituting the Assumed Liabilities, provided, however, that Purchaser is not assuming or performing any liabilities or obligations that constitute Excluded Liabilities.

    4. Each party hereby agrees with the other party to execute and deliver to such other party such further documents and instruments as may be necessary or reasonably requested by such other party to further confirm and perfect the assignment and transfer of the Acquired Assets to Purchaser and the Assumption of the Assumed Liabilities by the Purchaser.

     5. In the event that any provision of this Assignment Agreement is construed to conflict with a provision of the Agreement, the provision in the Agreement shall be deemed controlling.

6. This Assignment Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

7. This Assignment Agreement shall be construed and enforced in accordance with the laws of the State of New York (without giving effect to conflict of law principles).

8. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment Agreement as of the date first above written.


ANTHONY  GENOVA,  JR.



By:     ______________________________
Name:
Title:


CARSUNLIMITED.COM,  INC.



By:  ______________________________
Name:
Title:

                          LIST OF DISCLOSURE SCHEDULES
                          ----------------------------



Acquired  Assets  Schedule                         2.1(a)

Conference  table  with  six  chairs
Dell  computer  with  printer
1  executive  desk  with  chair
2  waiting  room  chairs
2  shelves
1  Sprint  telephone  system
A  3  piece  wall  divider
1  fax  and  copier  machine
4  filing  cabinets
The  domain  name  http://www.carsunlimited.com
The  right  to  do  business  as  "Dealer  Direct  Services"



Acquired  Receivables  Schedule                       2.1(a)(vii)

All outstanding fees owed to the Company or to the Company DBA Dealer Direct Services as of the date of Closing shall be transferred to Anthony
Genova.



Contracts  Schedule                                   2.1(a)(iii)


a. Agreement between the Company and Warranty Gold
b. Agreement between the Company and Heritage

Proprietary  Rights  Schedule                         2.1(a)(vi)

None


Required  Consents  Schedule                          3.2(c)


a. Agreement between the Company and Warranty Gold
b. Agreement between the Company and Heritage